UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) August 12, 2013

WHIRLPOOL CORPORATION

(Exact name of registrant as Specified in Charter)

Delaware	1-3932	38-1490038
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

2000 M-63 North, Benton Harbor, Michigan	49022-2692
(Address of Principal Executive Offices)	(Zip Code)

(269) 923-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On August 13, 2013, Whirlpool Corporation (the “Company”) announced that, on August 12, 2013, its wholly-owned subsidiary, Whirlpool (China) Investment Co., Ltd., a corporation organized under the laws of the People’s Republic of China (“Whirlpool China”), had reached agreements to acquire a 51 percent equity stake in Hefei Rongshida Sanyo Electric Co., Ltd., a joint stock company organized under the laws of the People’s Republic of China whose shares are listed and traded on the Shanghai Stock Exchange (“Hefei Sanyo”).

Pursuant to a Share Purchase Agreement (the “Share Purchase Agreement”) among Whirlpool China, SANYO Electric Co., Ltd. a corporation organized under the laws of Japan (“Sanyo Japan”), and SANYO Electric (China) Co., Ltd., a corporation organized under the laws of the People’s Republic of China (“Sanyo China”, and together with Sanyo Japan, the “Sellers”), Whirlpool China expects to purchase the 157,245,200 shares (or 29.51%) of Hefei Sanyo currently held by the Sellers (such transaction, the “Share Purchase”).

In addition, pursuant to a Share Subscription Agreement (the “Share Subscription Agreement”) between Whirlpool China and Hefei Sanyo, Whirlpool China expects to subscribe for 233,639,000 shares (which, together with shares purchased pursuant to the Share Purchase Agreement, will aggregate 51.0%) of Hefei Sanyo (subject to anti-dilution adjustments) issued pursuant to a private placement (such transaction, the “Share Subscription”). Pursuant to the Share Subscription Agreement and as required by the law of the People’s Republic of China, Whirlpool China will be prevented from selling any shares of Hefei Sanyo for 36 months following the close of the Share Subscription.

The aggregate purchase price for the Share Purchase and the Share Subscription is RMB 3.4 billion ($552 million based on the exchange rate as of August 9, 2013), subject, in each case, to certain adjustments if dividends are paid on the Hefei Sanyo shares. The purchase price for the Share Purchase is payable in USD based on the exchange rate as of August 9, 2013 and the purchase price for the Share Subscription is payable either in RMB or in USD based on the exchange rate on the payment date. The Company currently intends to fund the total consideration for the shares with cash on hand or other public or private debt financing depending on the timing of the closing and market conditions. The transaction also includes the commitment of capital and technical resources to enhance Hefei Sanyo’s research and development and product innovation.

The Share Purchase Agreement and Share Subscription Agreement contain representations and warranties regarding the shares of Hefei Sanyo, the Sellers’ and Hefei Sanyo’s authority, and customary covenants. The Share Purchase and Share Subscription are subject to customary closing conditions and the Share Purchase is subject to certain termination rights, including Sellers’ fiduciary termination right. In addition, the Share Purchase and the Share Subscription are subject to regulatory approvals by the Ministry of Commerce of the People’s Republic of China (foreign strategic investment and antitrust filing), the National Development and Reform Commission, the State-owned Assets Supervision and Administration Commission of the State Council, the China Securities Regulatory Commission (including waiver of a tender offer), the Hefei State-owned assets supervisory and administrative commission and formalities required by the State Administration of Foreign Exchange or its competent local branch and Hefei Sanyo shareholder approval. In addition, the Share Purchase and Share Subscription are cross-conditional on one another. Finally, under certain circumstances, including if the Share Purchase does not close by December 31, 2014 (or June 30, 2015 if the tax payment certificate has not yet been obtained) after the foreign strategic investment and antitrust approvals have been obtained, the Sellers will be entitled to retain the $20 million breakup fee paid by Whirlpool China. Both the Share Purchase and the Share Subscription are currently expected to close by the end of 2014.

The Company confirmed that its earnings and cash flow outlook for the full-year 2013 remain unchanged from the last update contained in its earnings release dated July 19, 2013.

CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this current report relating to the acquisition of shares of Hefei Sanyo and the Company’s 2013 outlook constitute “forward-looking statements” within the meaning of the federal securities laws. These statements reflect management’s current expectations regarding future events and speak only as of the date of this current report. Forward-looking statements involve significant risks and uncertainties, should not be read as guarantees of future performance and will not necessarily be accurate indications of whether or not, or the times at or by which, events will occur. Actual performance may differ materially from that expressed or implied in such statements. Important factors that could cause actual results to differ materially from these expectations include, among other things:

•	the expectation that closing conditions for the Share Purchase and Share Subscription, including all regulatory approvals, will be met;

•	the expectation that the termination rights will not be exercised by the Sellers;

•	the expectation that the transaction will be approved by the shareholders of Hefei Sanyo;

•	the expectation that the Share Purchase and Share Subscription will close by the end of 2014;

•

the expectation that the aggregate purchase price for the share acquisition and the private placement will be approximately RMB 3.4 billion ($552 million based on the exchange rate as of August 9, 2013), subject, in each case, to certain adjustments if dividends are paid on the Hefei Sanyo shares;

•

the expectation that the Company will have sufficient cash on hand or through other public or private debt financing, depending on the timing of the closing and market conditions, to finance the Share Purchase and Share Subscription;

•	the expectation that the Company will realize the expected benefits of the Share Purchase and Share Subscription and the timing of such realization;

•	any unexpected costs or liabilities in connection with the Share Purchase and Share Subscription; and

•	the expectation that Whirlpool will achieve its outlook for the full year 2013.

In addition to the assumptions described above, reference should also be made to the factors discussed under “Risk Factors” in Whirlpool Corporation’s periodic filings with the Securities and Exchange Commission. Although the forward-looking statements contained in this current report are based upon what are believed to be reasonable assumptions, investors cannot be assured that actual results will be consistent with these forward-looking statements, and the differences may be material. These forward-looking statements are made as of the date of this current report and, except as expressly required by applicable law, Whirlpool Corporation assumes no obligation to update or revise them to reflect new events or circumstances.

This current report does not constitute an offer to sell or the solicitation of an offer to buy any securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which, or to any persons to whom, such offering, solicitation or sale would be unlawful.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHIRLPOOL CORPORATION

Date: August 13, 2013	By:	/s/ KIRSTEN J. HEWITT
	Name:	Kirsten J. Hewitt
	Title:	Senior Vice President Corporate Affairs, General Counsel, and Corporate Secretary